                                                                  Exhibit 10.22

                RESTRICTED STOCK AWARD AGREEMENT
                            UNDER THE
                  MATTEL 1990 STOCK OPTION PLAN


          This Agreement (the "Agreement") is made effective as of the 15th day of December, 1993, between Mattel, Inc., a Delaware corporation (the "Company"), and ______________________ (the "Grantee"). Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Mattel 1990 Stock Option Plan (the "Plan").

          WHEREAS, pursuant to the Plan, the Company desires to grant the Grantee Restricted Stock on the terms and conditions set forth herein;

          NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1. Grant of Restricted Stock. The Company hereby grants to the Grantee ________ shares of Restricted Stock (________ shares after giving effect to the five-to-four stock split which becomes effective January 7, 1994) on the terms and conditions set forth herein. The shares of Restricted Stock granted hereunder shall be registered in the Grantee's name, but the certificates evidencing such shares shall be retained by the Company during the period prior to the vesting of such shares as set forth in Section 4 hereof (the "Restriction Period") and may bear any restrictive legend that the Company, in its discretion, deems appropriate. The Grantee shall execute a stock power, in blank, with respect to such shares and deliver the same to the Company.

          2. Rights as a Shareholder. Except as provided in Sections 1, 3 and 4 hereof, during the Restriction Period, the Grantee shall have all the rights of a shareholder with respect to shares of Restricted Stock granted hereunder, including the right to receive dividends and the right to vote such shares.

          3.   Non-Transferability.  During the Restriction
Period, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the shares of Restricted Stock.

          4. Lapse of Restrictions; Forfeiture. (a) The shares of Restricted Stock granted hereunder shall vest, and the restrictions imposed thereon shall lapse, as of January 1, 1997, provided that (i) the Grantee has been continuously employed by the Company from December 15, 1993 through and until January 1, 1997, and (ii) the performance goals set forth on Schedule I hereto have been satisfied.

                 (b) Subject to satisfaction of the performance goals set forth on Schedule I hereto, if, during the Restriction Period, (i) the Grantee's employment with the Company is terminated by the Company other than for Cause or Disability, or
(ii) the Grantee's employment with the Company is terminated by the Grantee for Good Reason, then the shares of Restricted Stock granted hereunder shall vest pro rata, determined by multiplying the number of shares granted hereunder by a fraction, the numerator of which is the number of months which have elapsed from the date hereof until the date of such termination, and the denominator of which is thirty-six (36).

                 (c) If, during the Restriction Period, (i) the Grantee's employment with the Company is terminated by reason of death or Disability, (ii) the Grantee's employment with the Company is terminated by the Grantee without Good Reason, or
(iii) the Grantee's employment with the Company is terminated by the Company for Cause, then the shares of Restricted Stock granted hereunder shall be immediately forfeited to the Company, and the Grantee shall have no further rights with respect to such Restricted Shares.

                 (d) For purposes of this Agreement, "Cause", "Disability and "Good Reason" shall have the meanings given such terms in the Amended and Restated Employment Agreement between the Grantee and the Company dated as of November 11, 1993.

            5. Delivery of Share Certificates. Upon the vesting of any shares of Restricted Stock granted hereunder, the certificates evidencing such shares shall be delivered promptly to the Grantee. In the case of the Grantee's death, such certificates will be delivered to the beneficiary designated in writing by the Grantee pursuant to a form of designation provided by the Company, to the Grantee's legatee or legatees, or to his personal representatives or distributees, as the case may be.

            6. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

            7.   Governing Law.  This Agreement shall be
construed and interpreted in accordance with the laws of the State of California without reference to rules relating to conflict of law.

            8. Headings. Headings are for the convenience of the parties and are not deemed to be a part of this Agreement.

            9. Plan. The terms of the Plan, a copy of which is attached hereto, are made part of this Agreement and are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

            EXECUTED effective as of the day and year first written above.

                                MATTEL, INC.



COMPANY:                        By:_____________________________

                                   Name:
                                   Title:



GRANTEE:                           _____________________________
                                   Name: _______________________

                                       3